Exhibit 10.41

RESTRICTED SHARE UNIT AWARD AGREEMENT

FOR COMPANY EMPLOYEES OUTSIDE THE UNITED STATES

UNDER THE MIMECAST LIMITED

2015 SHARE OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Share Units:

Grant Date:

Pursuant to the Mimecast Limited 2015 Share Option and Incentive Plan as amended through the date hereof (the “Plan”) and this Restricted Share Unit Award Agreement, including any special terms and conditions for Grantees in the countries set forth in Appendix B hereto (Appendix B, together with Appendix A identified below, and, collectively with the Restricted Share Unit Award Agreement, the “Agreement”), Mimecast Limited (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above.  Each Restricted Share Unit shall relate to one Ordinary Share of the Company (the “Shares”).

1.Restrictions on Transfer of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Share Units.  The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in Appendix A hereto so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Share Units specified as vested on such date.

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.Termination of Employment.  If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units.

For purposes of the Restricted Share Units, the Grantee’s employment will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Grantee’s Restricted Share Unit grant.

4.Issuance of Shares.  As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Share Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares.

5.Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Responsibility for Taxes.

(a)Regardless of any action the Company or, if different, the Subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee hereby acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Share Unit grant, including, but not limited to, the grant, vesting or settlement of the Restricted Share Units, the issuance of Shares pursuant to such settlement, the subsequent sale of Shares and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Share Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve a particular tax result.  Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by the Grantee, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, (ii) withholding from the proceeds of the sale of Shares acquired upon settlement of the Restricted Share Units, either through a voluntary sale or through a mandatory sale arranged by the Company; and/or (iii) withholding from the Shares to be issued upon settlement of the Restricted Share Units.

(c)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Grantee’s jurisdiction, in which case the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent) or, if not refunded, the Grantee may seek a refund from the local tax authorities.  If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the vested Restricted Share Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.Section 409A of the Code.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.No Obligation to Continue Employment.  Neither the Company, the Employer nor any other Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Employer to terminate the employment of the Grantee at any time.

9.Nature of the Grant.  In accepting the grant of these Restricted Share Units, the Grantee acknowledges, understands and agrees as follows:

(a)The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)The grant of these Restricted Share Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted share units, or benefits in lieu of restricted share units, even if restricted share units have been granted in the past;

(c)All decisions with respect to future restricted share unit grants, if any, will be at the sole discretion of the Administrator;

(d)The Grantee is voluntarily participating in the Plan;

(e)The Restricted Share Units and Shares subject to the Restricted Share Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)The grant of the Restricted Share Units and the Grantee’s participation in the Plan shall not create a right to, or be interpreted as forming an employment or service contract with the Company;

(g)The Restricted Share Units and Shares subject to the Restricted Share Units, and the income from and value of same, are not part or normal or expected compensation or salary for any purpose, including, but limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments;

(h)The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)No claim or entitlement to compensation or damages shall arise from forfeiture of Restricted Share Units resulting from the termination of the Grantee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any);

(j)Unless otherwise agreed with the Company, the Restricted Share Units and Shares subject to the Restricted Share Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of a Subsidiary; and

(k)Neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Share Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Share Units or the subsequent sale of any Shares acquired upon vesting.

10.Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.Insider Trading/Market Abuse Laws.  The Grantee acknowledges that, depending on the Grantee’s country, the broker’s country, or the country in which Shares are listed, the Grantee may be subject to insider trading and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to such Shares (e.g., Restricted Share Units) or rights linked to the value of Shares under the Plan during such times as the Grantee is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee places before the Grantee possessed inside information.  Furthermore, the Grantee could be prohibited from (i) disclosing inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Note that third parties include fellow employees.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy.  The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and that the Grantee should speak to his or her personal advisor on this matter.

12.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.Appendix B.  Notwithstanding any provisions in this Restricted Share Unit Award Agreement, the Restricted Share Unit grant shall be subject to any special terms and conditions for the Grantee’s country set forth in the Appendix B hereto, including, but not limited to, data processing and international data transfers.  Moreover, if the Grantee relocates to one of the countries included in Appendix B, the terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Appendix B constitutes part of this Restricted Share Unit Award Agreement.

14.Foreign Asset/Account Reporting.  The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Grantee’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside the Grantee’s country.  The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country.  The Grantee also may be required to repatriate sale proceeds from the sale of Shares or other funds received as a result of participation in the Plan to the Grantee’s country through a designated bank or broker within a certain time after receipt.  The Grantee acknowledges that it is his or her responsibility to be compliant with such regulations, and should consult his or her personal legal advisor for any details.

15.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or his or her acquisition or sale of the underlying Shares.  The Grantee should consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

16.Governing Law and Choice of Venue.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, U.S.A., without giving effect to its principles of conflicts of laws.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of any state or U.S. federal court located in the Commonwealth of Massachusetts, U.S.A., and no other courts where the grant is made and/or to be performed.

17.Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18.Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Language.  The Grantee acknowledges that he or she is proficient in the English language and understands the provisions in this Agreement and the Plan.  Further, if the Grantee has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.Waiver.  The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other person who holds outstanding Restricted Share Units.

21.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature Page Follows]

MIMECAST LIMITED

By:
Title: Chief Executive Officer

I hereby certify that I have read the Agreement set forth above and acknowledge receipt of the Mimecast Limited 2015 Share Option and Incentive Plan Summary and Prospectus. The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s Name and Address:

APPENDIX A

TO THE

RESTRICTED SHARE UNIT AWARD AGREEMENT

FOR COMPANY EMPLOYEES OUTSIDE THE UNITED STATES

UNDER THE MIMECAST LIMITED

2015 SHARE OPTION AND INCENTIVE PLAN

Vesting Schedule

APPENDIX B

TO THE

RESTRICTED SHARE UNIT AWARD AGREEMENT

FOR COMPANY EMPLOYEES OUTSIDE THE UNITED STATES

UNDER THE MIMECAST LIMITED

2015 SHARE OPTION AND INCENTIVE PLAN

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Restricted Share Unit Award Agreement.

Terms and Conditions

This Appendix B includes special terms and conditions applicable to the Grantee if the Grantee is in one of the countries listed below.  These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Restricted Share Unit Award Agreement.  If the Grantee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers employment and/or residency to another country after the Restricted Share Units are granted or is considered a resident of another country for local law purposes, the Company, in its discretion, will determine the extent to which the terms and conditions set forth in this Appendix B will apply to the Grantee.

Notifications

This Appendix B also includes information relating to exchange control, foreign asset / account reporting requirements and other issues of which the Grantee should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the respective countries as of March 2020.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Restricted Share Units vest or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the Grantee’s particular situation.  The Company is not in a position to assure the Grantee of any particular result.  Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers employment and/or residency to another country after the Restricted Share Units are granted or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Grantee in the same manner.

DATA PRIVACY PROVISIONS

Data Privacy Consent for Grantees outside the European Union (“EU”) / European Economic Area (“EEA”) / United Kingdom (“UK”)

Data Collection and Usage.  The Company and the Employer may collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, details of all restricted share units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan.  The legal basis, where required, for the processing of Data is the Grantee’s consent.

Stock Plan Administration Service Providers.  The Company may transfer Data to third parties which assist the Company with the implementation, administration and management of the Plan.  The Company may select different service providers or additional service providers and share Data with such other provider serving in a similar manner.  The Grantee may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

International Data Transfers.  Certain of the Company’s operations, including its internal stock plan administration,  and its service providers are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States.  For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program.  The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.

Data Retention.  The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

Voluntariness and Consequences of Consent Denial or Withdrawal.  Participation in the Plan is voluntary and the Grantee is providing the consents herein on a purely voluntary basis.  If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s salary from or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant restricted share units or other equity awards to the Grantee or administer or maintain such awards.

Data Subject Rights.  The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction.  Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data.  To receive clarification regarding these rights or to exercise these rights, the Grantee can contact the Grantee’s local human resources representative.

By accepting the Restricted Share Units and indicating consent via the Company’s acceptance procedure, the Grantee is declaring that the Grantee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

Data Privacy Notification for Grantees inside the EU / EEA / UK

Purposes and Legal Bases of Processing.  The Company processes the EU/UK Data (as defined below) for the purpose of administering and managing the Grantee’s participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor law.  The legal basis for the processing of the EU/UK Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under this Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

EU/UK Data Collection and Usage.  The Company and the Employer may collect, process and use the following types of personal information about the Grantee: the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, details of all restricted share units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“EU/UK Data”).

Stock Plan Administration Service Providers.  The Company may transfer EU/UK Data to third parties which assist the Company with the implementation, administration and management of the Plan.  The Grantee may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

International Data Transfers.  Certain of the Company’s operations, including its internal stock plan administration, and its service providers are based in the United States, which means that it will be necessary for EU/UK Data to be transferred to, and processed in, the United States.  The Grantee understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission even though the Company has registered for the EU-U.S. Privacy Shield program, and that the EU/UK Data may not have an equivalent level of protection as compared to the Grantee’s country.  The Company’s non-exclusive legal basis, where required, for the transfer of EU/UK Data is the Grantee’s consent.

Data Retention.  The Company will hold and use the EU/UK Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor law.  This means EU/UK Data may be retained after the Grantee's employment is terminated.

Data Subject Rights.  The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction.  Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of EU/UK Data the Company processes, (ii) rectification of incorrect EU/UK Data, (iii) deletion of EU/UK Data, (iv) restrictions on processing of EU/UK Data, (v) portability of EU/UK Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of EU/UK Data.  To receive clarification regarding these rights or to exercise these rights, the Grantee can contact the Grantee’s local human resources representative.

Contractual Requirement.  Where necessary, the Grantee’s provision of EU/UK Data and its processing as described above is a contractual requirement for the Grantee to participate in the Plan. The Grantee’s participation in the Plan and his or her acceptance of the Restricted Share Units is purely voluntary.  The Grantee can refuse to provide EU/UK Data, as a result of which the Grantee will not be able to participate in the Plan, but the Grantee’s career and salary will not be affected in any way.

By accepting the Restricted Share Units and indicating consent via the Company’s acceptance procedure, the Grantee is declaring that the Grantee agrees with and consents to the transfer of EU/UK Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European/UK data protection law perspective, for the purposes described above.

CANADA

Terms and Conditions

Issuance of Shares.  Notwithstanding any discretion in the Plan, the Restricted Share Units shall be settled only in Shares.  The Grantee shall not be entitled to receive a cash payment in settlement of the Restricted Share Units.

Termination of Employment.  The following provision replaces the second paragraph of Paragraph 3 (“Termination of Employment”) of the Restricted Share Unit Award Agreement:

The Grantee’s termination of employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed, or the terms of the Grantee’s employment agreement, if any) will be deemed to have occurred as of the date that is the earliest of:  (a) the date that the Grantee’s employment relationship with the Company or any of its Subsidiaries is terminated; (b) the date that the Grantee receives notice of termination of the Grantee’s employment relationship; and (c) the date that the Grantee is no longer actively providing services to the Company or any of its Subsidiaries.  The Grantee will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Grantee’s right to vest terminates, nor will the Grantee be entitled to any compensation for lost vesting.  The

Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of this Agreement. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Grantee’s right to vest in the Restricted Share Units under the Plan, if any, will terminate effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of such statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.

The following provision applies if the Grantee resides in Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention «Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information.  Shares acquired under the Plan may not be sold or otherwise disposed of within Canada.  The Grantee may sell the Shares acquired under the Plan only through any third-party stock plan service provider selected by the Company either now or in the future, provided the sale of Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are traded.  The Shares are currently traded on the Nasdaq Global Select Market.

Foreign Asset/Account Reporting Information.  Specified foreign property, including shares and rights to receive shares (e.g., stock options, restricted stock units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year.  Thus, the Restricted Share Units must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other specified foreign property held by the Grantee.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Grantee owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.  The Grantee should consult a personal tax advisor to ensure compliance with applicable reporting obligations.

NETHERLANDS

Terms and Conditions

Labor Law Acknowledgment.  By accepting this Award, the Grantee acknowledges that: (i) the Restricted Share Units are intended as an incentive to remain employed with the Employer and are not intended as remuneration for labor performed; and (ii) the Restricted Share Units are not intended to replace any pension rights or compensation.

UNITED ARAB EMIRATES

Notifications

Securities Law Information.  The Restricted Share Units are available only for select employees of the Company and its Subsidiaries and are in the nature of providing employee incentives in the United Arab Emirates.  The Agreement, the Plan and other incidental communication materials are intended for distribution only to eligible employees for the purposes of an employee incentive scheme, and must not be delivered to, or relied on, by any other person.

The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates have no responsibility for reviewing or verifying any documents in connection with the Restricted Share Units.  Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this Agreement relate may be illiquid and/or subject to restrictions on their resale.  Individuals should conduct their own due diligence on the securities.

Residents of the United Arab Emirates who do not understand or have questions regarding this Agreement (including this Appendix B) or the Plan should consult an authorized financial adviser.